SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act 1934

Date of Report:  November 20, 1997

                           Titan Pharmaceuticals, Inc.
               (Exact name of registrant as specified in charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

        0-27436                                            94-3171940
(Commission File Number)                       (IRS Employer Identification No.)

   400 Oyster Point Blvd., Suite 505,                         94080
    South San Francisco, California                         (Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code: (415) 244-4990




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Item 5.  Other Events

     On November 20, 1997, the Registrant entered into an agreement (the" Sublicense Agreement") with Novartis Pharma AG ("Novartis") pursuant to which the Registrant granted Novartis a sublicense for the worldwide (with the exception of Japan) development, manufacturing and marketing of the antipsychotic agent Iloperidone. The Registrant holds an exclusive license to Iloperidone pursuant to an agreement with Hoechst Marion Roussel, Inc.
The Sublicense Agreement requires Novartis to pay the Registrant an upfront license fee of $20 million, of which $5 million in cash was paid on November 4, 1997 and $15 million in cash was paid on November 20, 1997 which included a $5 million equity investment in the Registrant's newly authorized Series D Convertible Preferred Stock (the "Preferred Shares"). An additional approximately $3 million in cash will be paid by Novartis as reimbursement of research and development costs incurred by the Registrant. The Sublicense Agreement provides for future payments by Novartis contingent upon the achievement of regulatory milestones as well as a royalty on net sales of the product. Novartis has assumed the clinical development, registration and marketing costs of Iloperidone.

     The Preferred Shares were issued pursuant to an agreement (the "Stock Purchase Agreement") which provides for conversion of such shares into the Registrant's Common Stock at the option of Novartis at any time after January 29, 1999. The conversion price will be equal to the market price (as defined) during a period to be specified within the first two fiscal quarters of 1999 and is subject to a floor of $7.50 and a ceiling of $9.00. Accordingly, upon conversion of the Preferred Shares, the Registrant will issue a minimum of 555,555 and a maximum of 666,666 shares of Common Stock. The Stock Purchase Agreement provides that such shares may not be sold, transferred or assigned prior to November 19, 1999.

     Reference is made to the related press release filed as Exhibit 20.1 hereto, which is incorporated by reference herein.

     The following sets forth the condensed consolidated balance sheet of the Registrant at September 30, 1997 giving pro forma effect to the consummation of the Novartis transaction:

                                                                  Pro Forma
                                  At September 30,              at September 30,
                                       1997(1)     Adjustments       1997
                                   ------------    -----------   ------------
                                    (unaudited)                   (unaudited)
Assets
Current assets:
  Cash and cash equivalents         $ 5,504,797    $23,000,000    $28,504,797
  Short-term investments                500,000                       500,000
  Prepaid expenses and
   other current assets                 332,956                       332,956
  Receivable from Ansan
   Pharmaceuticals, Inc.                232,004                       232,004
  Note receivable from
   Ansan Pharmaceuticals, Inc.        1,000,000                     1,000,000
                                   ------------                 -------------
         Total current assets         7,569,757                    30,569,757
Furniture and equipment, net            284,378                       284,378
Deferred financing costs                 50,000                        50,000
Other assets                             18,350                        18,350
                                   ------------                 -------------
                                   $  7,922,485                 $  30,922,485
                                   ============                 =============


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

                                                                  Pro Forma
                                  At September 30,              at September 30,
                                       1997(1)     Adjustments       1997
                                   ------------    -----------   ------------
                                    (unaudited)                   (unaudited)
Liabilities and
Stockholders' Equity
Current liabilities:
  Accounts payable                 $  1,556,605                 $   1,556,605
  Accrued legal fees                    147,951                       147,951
  Accrued sponsored research            115,009                       115,009
  Other accrued liabilities             592,591                       592,591
                                   ------------                 -------------
      Total current liabilities       2,411,256                     2,411,256
Commitments
Minority interest - Series B
 preferred stock of Ingenex, Inc.     1,241,032                     1,241,032
Guaranteed security value             5,500,000                     5,500,000
Stockholders' equity
 (net capital deficiency):
  Common stock, at amounts paid      49,622,782                    49,622,782
  in Series C preferred stock
   to be issued                            --                            --
  Series D preferred stock                 --        5,000,000      5,000,000
  Additional paid-in capital          6,521,353                     6,521,353
  Deferred compensation                (501,280)                     (501,280)
  Deficit accumulated during
   the development stage            (56,872,658)    18,000,000    (38,872,658)
                                   ------------                 -------------
      Total stockholders' equity
       (net capital deficiency)      (1,229,803)                   21,770,197
                                   -------------                -------------
                                   $  7,922,485                 $  30,922,485
                                   =============                =============

---------------
(1) Reference is made to the Company's Quarterly Report on Form 10-QSB for the period ended September 30, 1997.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (c) Exhibits

         20.1   Press Release dated November 20, 1997


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       TITAN PHARMACEUTICALS, INC.

                                       By: /s/ Louis R. Bucalo
                                           -------------------------------------
                                           Louis R. Bucalo, M.D.
                                           President and Chief Executive Officer

Dated:  November 20, 1997


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Exhibit 20.1

Company Contact:                            Investor Contact:
----------------                            -----------------
Louis R. Bucalo, M.D.                       Keith L. Lippert, Bruce Voss
President & CEO                             Lippert/Heilshorn & Associates, Inc.
Titan Pharmaceuticals, Inc.                 212-838-3777
650-244-4990                                Keith@lhai.com
                                            Bruce@lhai.com

           TITAN PHARMACEUTICALS SIGNS GLOBAL AGREEMENT WITH NOVARTIS
                      FOR DEVELOPMENT AND MARKETING OF THE
                        ANTIPSYCHOTIC PRODUCT ILOPERIDONE

     - Upfront $23 million payment includes $18 million in license fees and reimbursement of R & D costs, and $5 million equity investment -

             - Phase III clinical studies to commence by year end -

SOUTH SAN FRANCISCO, California (November 20, 1997) - TITAN PHARMACEUTICALS, INC. (Nasdaq: TTNP, TTNPU and TTNPW) today announced the signing of an agreement with Novartis Pharma AG (Nasdaq: NVTSY) for the worldwide development, manufacturing and marketing, excluding Japan, of Titan's proprietary product Iloperidone, an antipsychotic agent in development for the treatment of schizophrenia and related disorders.

Titan will receive an upfront payment of $18 million in license fees and reimbursement of research and development costs, and a $5 million equity investment. In addition, Novartis will make milestone payments of $5 million upon the first submission of a New Drug Application ("NDA") to the U.S. Food and Drug Administration ("FDA") or European equivalent, and $10 million upon product approval. Novartis will fund Phase III clinical studies and registration costs for Iloperidone on a global basis (except Japan), and Titan will receive royalties on net sales of the product.

"The resources, development expertise and marketing strengths of Novartis represent an exceptional alliance opportunity for Iloperidone," says Louis R. Bucalo, M.D., Titan's President and CEO. "Phase III clinical studies are scheduled to begin by the end of 1997. Phase II data has shown excellent safety and efficacy, with limited side effects compared with alternative treatments currently being marketed."

In January 1997, Titan acquired an exclusive worldwide license to Iloperidone from Hoechst Marion Roussel, which originally developed the product.

Approximately 13 million people in the U.S. and Europe suffer from some form of schizophrenia, one of the most chronic and debilitating of all mental illnesses. For the vast


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majority of sufferers, schizophrenia is a chronic condition with symptoms that persist for years or for an entire lifetime. These symptoms generally include visual and auditory hallucinations, delusions and emotional withdrawal. It is estimated that between 40% - 50% of schizophrenia patients are not sufficiently treated with conventional medication. Published reports estimate that the worldwide market for antipsychotic agents will exceed $4 billion by the year 2000.

"We are pleased to enter into this agreement with Titan," commented William Jenkins, M.D., Head of Novartis Clinical Development "and we are enthusiastic about the prospects for this potential new treatment for schizophrenia. Iloperidone complements our portfolio of marketed products and underlines our commitment to psychiatric therapies."

Novartis is a world leader in Life Sciences with its core businesses in Healthcare, Agribusiness and Nutrition. In 1996, Novartis Group sales in Life Sciences were 27.6 billion Swiss francs, of which 16.3 billion were in Healthcare, 7.6 billion in Agribusiness and 3.7 billion in Nutrition. The company annually invests more than 3 billion Swiss francs in research and development. Headquartered in Basel, Switzerland, Novartis employs 88,000 people in more than 100 countries around the world.

Titan Pharmaceuticals, Inc. is a biopharmaceutical company developing proprietary therapeutics for the treatment of nervous system disorders, cancer and other serious and life-threatening diseases. In addition to Iloperidone, the company has several other novel products in various stages of clinical and preclinical testing.

                                      # # #

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. The statements which are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties including, but not limited to, the results of research and development efforts, the results of pre-clinical and clinical testing, the effect of regulation by the FDA and other agencies, the impact of competitive products, product development, commercialization and technological difficulties, and other risks detailed in the Company's Securities and Exchange Commission filings.


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